UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California 91201

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On November 15, 2006, DreamWorks Animation SKG, Inc. (the “Company”) issued a press release announcing that certain stockholders have executed a block trade of shares of Class A common stock with Goldman, Sachs & Co. and Bear, Stearns & Co. Inc. pursuant to the Registration Statement No. 333-138712 filed by the Company with the Securities and Exchange Commission. In connection with the transaction, the selling stockholders and the Company have entered into an underwriting agreement with underwriters pursuant to which an aggregate of 11,580,964 shares of Class A common stock will be sold by affiliates of Paul Allen, Lee Entertainment L.L.C. and Viacom Inc. (or on their behalf).

A copy of the press release is furnished herewith as Exhibit 99.1.

The information under Item 7.01 and in Exhibit 99.1 in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release issued by DreamWorks Animation SKG, Inc. on November 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 15, 2006	DreamWorks Animation SKG, Inc.

	By:	/s/ Kristina M. Leslie
		Name:	Kristina M. Leslie
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by DreamWorks Animation SKG, Inc. on November 15, 2006.